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                                                                    Exhibit 10.5




                            FORTIS EXECUTIVE PENSION
                                 AND 401(K) PLAN

          AMENDED, RENAMED AND RESTATED EFFECTIVE AS OF JANUARY 1, 2001
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                                TABLE OF CONTENTS

ARTICLE 1 - INTRODUCTION.............................................   1

ARTICLE 2 - ELIGIBILITY AND PARTICIPATION............................   1

ARTICLE 3 - PENSION BENEFITS.........................................   2

ARTICLE 4 - 401(k) BENEFITS..........................................   3

ARTICLE 5 - VESTING..................................................   4

ARTICLE 6 - DISTRIBUTION OF BENEFITS.................................   5

ARTICLE 7 - FUNDING OF PLAN..........................................   6

ARTICLE 8 - ADMINISTRATION OF THE PLAN...............................   6

ARTICLE 9 - AMENDMENT AND TERMINATION................................   7

ARTICLE 10 - MISCELLANEOUS...........................................   7

ARTICLE 11 - CLAIMS PROCEDURE........................................   8

ARTICLE 12 - DEFINITIONS.............................................  10

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                                    ARTICLE 1
                                  INTRODUCTION

Effective as of January 1, 1994, Fortis, Inc. established the Fortis, Inc. Executive Retirement and Profit Sharing Plan. The purpose of the Plan is to help the Company retain employees of outstanding ability and to enable eligible employees to receive enhanced retirement benefits.

Effective as of January 1, 2001, Fortis, Inc. has amended, renamed and restated the Plan in its entirety, as set forth in this document.

This document serves as both the Plan document and the Plan's summary plan description. Certain important terms in this Plan are capitalized and have the meanings set forth in Article 12, unless the context indicates otherwise. The masculine gender, where appearing in the Plan, shall be deemed to include the feminine gender, unless the context clearly indicates to the contrary.

                                    ARTICLE 2
                          ELIGIBILITY AND PARTICIPATION

2.01 Pension Benefits. An Employee shall become a Participant in Article 3 of this Plan (Pension Benefits) on the later of (i) the date the Employee becomes a Participant in the Pension Plan; or (ii) the first day of the Plan Year in which he has Executive Compensation in excess of the Code
      Section 401(a)(17) limits. Notwithstanding the foregoing, if an Employee was a Participant in the ABIG Plan as of December 31, 2000 and such Employee did not elect to have his accrued benefit determined after December 31, 2000, as a pension equity benefit under the Pension Plan, then such Employee shall not participate in the Pension portion of this Plan.

2.02 401(k) Benefits. An Employee shall become a Participant in Article 4 of this Plan (401(k) Benefits) on the later of (i) the date the Employee becomes eligible to receive the Employer Matching Contribution under the 401(k) Plan; or (ii) the first day of the Plan Year in which he has Executive Compensation in excess of the Code Section 401(a)(17) limits. Notwithstanding the foregoing, if an Employee was a Participant in the ABIG Plan as of December 31, 2000 and such Employee did not elect to have his accrued benefit determined after December 31, 2000 as a pension equity benefit under the Pension Plan, then such Employee shall not participate in the 401(k) portion of this Plan.

2.03 Character of Plan as a "Top Hat" Plan. Notwithstanding the foregoing, this Plan is intended to be an unfunded plan maintained primarily for the benefit of management and highly compensated employees, and the Committee shall be authorized to terminate the future participation of any Employee if it determines


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      that continued participation by such Employee would jeopardize the Plan's purpose.

                                    ARTICLE 3
                                PENSION BENEFITS

3.01 General Description. A Participant's Pension Benefit will equal the additional benefit that the Participant would have been entitled to receive under the Pension Plan if the Pension Plan took into account a Participant's Executive Compensation. The precise method for calculating a Participant's Retirement Benefit under this Plan is described below.

3.02 Method for Calculating Retirement Benefits. A Participant's Pension Benefit under this Plan will be the amount determined under (a) below, minus the sum of the amounts under (b), (c), (d) and (e) below, as applicable, where:

      (a) equals the lump sum benefit the Participant would have been entitled to receive under the Pension Plan as of the date the Pension Benefit is payable under this Plan, if the Pension Plan took into account his Executive Compensation, and disregarding the $15,000 limitation on lump sum payments contained in the Pension Plan;

      (b) equals the lump sum benefit that the Participant would be entitled to receive under the Pension Plan as of the date the Pension Benefit is payable under this Plan (regardless of when and in what form the benefit under the Pension Plan is actually paid), disregarding the $15,000 limitation on lump sum payments contained in the Pension Plan;

      (c) equals the lump sum value of any benefit that a Participant who was formerly employed by Mutual Benefit Life Insurance Company ("MBL") is entitled to receive under the terms of the Mutual Benefit Life Defined Benefit Excess Benefit Plan (revised effective as of July 1,
            1991) or any other excess benefit plan ever maintained by MBL, with the lump sum offset to be the greater of (i) present value determined using the same actuarial assumptions as those used to calculate a lump sum payment under the Pension Plan or (ii) the lump sum actually payable under the Mutual Benefit Life Defined Benefit Excess Benefit Plan or any other excess benefit plan ever maintained by MBL (as applicable);

      (d) equals the lump sum value of any benefit that a Participant who was formerly employed by John Alden Life Insurance Company (or any of its subsidiaries or affiliates) ("Alden") is entitled to receive under the terms of the John Alden Senior Executive Supplemental Retirement Plan ("Alden SESRP"), or any other excess benefit plan ever maintained by Alden; with


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            the lump sum offset to be the greater of (i) present value determined using the same actuarial assumptions as those used to calculate a lump sum payment under the Pension Plan or (ii) the lump sum actually payable under the Alden SESRP; and

      (e) equals the lump sum value of any benefit that a Participant who was formerly employed by American Bankers Insurance Group, Inc. (or any of its subsidiaries or affiliates) ("ABIG") is entitled to receive under the terms of the American Bankers Insurance Group, Inc. Non-Qualified Supplemental Benefit Plan; provided, however, that a person formerly employed by ABIG shall participate in Article 3 under this Plan only if such person elected to be covered under the pension equity formula under the Pension Plan as of January 1, 2001.


                                    ARTICLE 4
                                 401(K) BENEFITS

4.01 Amount of Benefits. Each Plan Year, the Company will credit to the Participant's Account Seven Percent (7%) of a Participant's Executive Compensation that exceeds the Participant's Annual Compensation.

4.02 Eligibility to Receive 401(k) Benefits. In order to be eligible to be credited with a 401(k) Benefit under this Plan, a Participant must be actively employed by an Employer on the last regularly scheduled work day of the Plan Year, or have terminated employment during such Plan Year on account of Retirement, Disability, or death.

4.03 Timing of Benefit Credits. 401(k) Benefits earned under the Plan will be credited to Participant Accounts at the same time as Employer Matching Contributions are made under the 401(k) Plan each Plan Year.

4.04 Individual Accounts. The amount of any 401(k) Benefits to which a Participant is entitled will be credited to an Account used for bookkeeping purposes only. Any income or loss on those amounts will also be credited to the Participant's Account.

4.05 Investment of Accounts. Amounts credited to a Participant's Account will be invested in the Vanguard Prime Money Market Fund until such time as the Participant requests that such amounts be re-allocated to such other investment fund(s) as may be made available to Participants under the 401(k) Plan from time to time. Such amounts may be re-allocated by the Participant thereafter among such investment funds at such times as permitted by the Committee on a basis applied uniformly to all Participants. The shares of such investment funds shall be legally owned by the Company. Such investments shall merely indicate the rate of return on the amounts credited to a Participant's Account, and shall not


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      give the Participant an ownership interest, security interest, or preferred claim on the Company's interest in such investments. Participants' Accounts will be credited with the actual earnings, losses and changes in fair market value experienced by the investment fund(s) selected by the Participant.

                                    ARTICLE 5
                                     VESTING

5.01 Three-Year Vesting for Pension Equity Participants. A Pension Equity Plan Participant will become 100% vested in his Pension Benefits when he (a) completes three (3) years of vesting service under the Pension Plan, or
      (b) terminates employment with an Employer on account of Retirement, Disability or death. Any Pension Equity Plan Participant who terminates employment for any reason other than Retirement, Disability or death before earning three (3) years of vesting service under the Pension Plan will not be entitled to receive any Pension Benefits under this Plan.

5.02 Five-Year Vesting for Fortis Prior Retirement Formula Participants. A Fortis Prior Retirement Formula Participant will become 100% vested in his Pension Benefits when he (a) completes five (5) years of vesting service under the Pension Plan, or (b) terminates employment with an Employer on account of Retirement, Disability or death. Any Fortis Prior Retirement Formula Participant who terminates employment for any reason other than Retirement, Disability or death before earning five (5) years of vesting service under the Pension Plan will not be entitled to receive any Pension Benefits under this Plan.

5.03 Three-Year Vesting for 401(k) Benefits. A Participant will become 100% vested in his 401(k) Benefits when he (a) completes three (3) years of vesting service under the 401(k) Plan, or (b) terminates employment with an Employer on account of Retirement, Disability or death. Any Participant who terminates employment for any reason other than Retirement, Disability or death before earning three (3) years of vesting service under the 401(k) Plan will not be entitled to receive any 401(k) Benefits under this Plan.

5.04 Forfeiture. Upon a Participant's termination of employment with an Employer for any reason other than Retirement, Disability or death, the Participant shall forfeit the non-vested portion of his Account, if any.

5.05 Transferees. A Participant who transfers from one Employer to another Employer will not be deemed to have incurred a termination of employment for purposes of this Plan.



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                                    ARTICLE 6
                            DISTRIBUTION OF BENEFITS

6.01 Form of Payment. Subject to Section 6.06, a Participant will receive benefits under the Plan in the form of a single lump sum payment.

6.02 Timing of Payment. Subject to Section 6.06, a Participant will receive benefits under the Plan as soon as is administratively feasible after the Participant terminates employment with an Employer for any reason. Notwithstanding the foregoing, effective as of September 13, 2002, a Participant who is also eligible to participate in the Fortis Investment Plan may elect to have his benefits under this Plan used to purchase options under the Fortis Investment Plan.

6.03 Payments in Event of Participant's Death. If a Participant terminates employment with an Employer on account of his death, benefits under the Plan will be paid to his Beneficiary.

6.04 Payment to Minors and Incapacitated Persons. If any amount is payable to a minor or to any other person who is incapable of making a proper disposition (in the Committee's judgment), the Plan will make a payment for the benefit of the individual in one of the following ways, as determined in Committee's sole discretion:

      (a)   by payment to the individual's legal representative;

      (b)   by payment directly to the individual; or

      (c) by payment in discharge of bills incurred by or for the benefit of the individual.

      The Plan will make these payments as directed by the Committee without requiring intervention on the part of any guardian or like fiduciary, and without any obligation to monitor the use of the payment. Any payment made under this Plan will completely discharge the Plan's obligation to the Participant and his Beneficiaries.

6.05 Application for Benefits. The Committee may require a Participant or Beneficiary to complete and file certain forms before he or she may receive benefits under the Plan. The Committee may rely upon all information the Participant provides, including the Participant's current mailing address. Any person interested in receiving a distribution under the Plan must keep the Committee informed of his current mailing address.

6.06 Change in Form or Timing of Benefit Payments. The Committee, in its sole discretion, reserves the right to change the form of benefit payment available


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      under the Plan. Any change in the form of benefit payment will be uniformly applied to all Participants. The Committee also reserves the right to change the timing of benefit payments. Any change in the timing of benefit payments will be uniformly applied to all Participants.

6.07 Reinstatement of Service for Re-hires. If a former Participant is re-hired and again becomes a Participant in Article 3 of this Plan, then such Participant's benefit accrual and vesting service earned prior to such re-hire shall be reinstated only to the extent that such service is reinstated under the Pension Plan. If reinstatement of benefit accrual service occurs, then the Participant's benefit under Section 3.02 shall also be reduced by the actuarial equivalent value of the benefit under
      Article 3 of this Plan previously paid to such Participant, with actuarial equivalence to be determined under the terms of the Pension Plan.

      If a former Participant is re-hired and again becomes a Participant in
      Article 4 of this Plan, then such Participant's vesting service earned prior to such re-hire shall be reinstated only to the extent that such service is reinstated under the 401(k) Plan. If such Participant forfeited any benefits under Article 4 at the time of his prior termination of employment, then the Committee shall be authorized to develop procedures to address possible reinstatement of such forfeited benefits. Any such procedure developed by the Committee shall not be subject to challenge, but any such procedure should be practicable and should attempt to balance the interests of the Company and the Participant.

                                    ARTICLE 7
                                 FUNDING OF PLAN

The Pension Benefits provided under this Plan will be paid from the Company's general assets. 401(k) Benefits will be paid from a custodial account owned by the Company. Amounts to be credited as 401(k) Benefits for each Participant will be deposited annually to the custodial account. To the extent that any Participant acquires the right to receive payments from the Plan, this right will be no greater than that of any unsecured general creditor of the Company. Participants and their Beneficiaries will not have any preference or security interest in the assets of the Company other than as a general unsecured creditor.

                                    ARTICLE 8
                           ADMINISTRATION OF THE PLAN

The Committee will have complete control of the administration of the Plan with all powers necessary to properly carry out the provisions of the Plan. In addition to all implied powers and responsibilities necessary to carry out the objectives of the Plan, the Committee will have the following specific powers and responsibilities:

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(1)   to construe the terms of the Plan and to determine all questions regarding the administration, interpretation and operation of the Plan;

(2) to determine the amounts of any benefits payable under the Plan to a Participant, Beneficiary or other person;

(3) to keep records of all acts and determinations of the Committee, and to keep all such records, books of accounts, data and other documents as may be necessary for the proper administration of the Plan;

(4) to prepare and distribute information concerning the Plan to all Participants and Beneficiaries;

(5) to do all things necessary to operate and administer the Plan in accordance with its provisions; and

(6) to delegate to one or more persons any of the duties described above and these delegates may be employees of the Company.

                                    ARTICLE 9
                            AMENDMENT AND TERMINATION

The Committee reserves the right to modify, alter, amend, or terminate the Plan, at any time and from time to time, with or without notice, to any extent deemed advisable; provided, however, that no amendment or termination of the Plan will (without the written consent of the Participant, if living, and if not, of his Beneficiary) adversely affect the amount of the benefit to which a Participant or his Beneficiary is entitled under the terms of the Plan as of the date of the amendment or termination.

                                   ARTICLE 10
                                  MISCELLANEOUS

10.01 Headings. The headings and sub-headings in this Plan have been inserted for convenience only and should be ignored in construing its provisions.

10.02 Spendthrift Clause. None of the benefits, payments, proceeds or distributions under this Plan may be subject to the claim or legal process of a Participant's or Beneficiary's creditor(s); no Participant or Beneficiary (or their creditors) will have any right to alienate, commute, anticipate or assign any of the benefits, payments, proceeds or distributions under this Plan.

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
10.03 No Participant Contributions. No Employee contributions are required or permitted under this Plan.

10.04 Form of Payment. All benefit payments will be made in cash.

10.05 Withholding. The Committee will withhold from any payment any income or employment taxes required to be withheld under applicable federal, state or local law.

10.06 Release. Any payment to a Participant, Beneficiary or legal representative will, to the extent of the payment, fully discharge all claims against the Committee and/or, the Company; these parties may also require the Participant, Beneficiary, or legal representative, as a condition to receiving such payment, to execute a receipt and release for the payment in a form prescribed by the Committee.

10.07 Special Agreements. A Participant and the Company may enter into a special agreement (e.g., a special severance pay agreement) deemed by the Committee (in its sole discretion) to provide benefits in lieu of the benefits payable to a Participant under this Plan. In that event, any payment made to a Participant, his Beneficiary or legal representative pursuant to such special agreement will fully discharge the Company's obligations under this Plan and all claims against the Committee or the Company. As a condition to receiving benefits under such a special agreement, the Committee or the Company may require the Participant, his Beneficiary, or legal representative to execute a receipt and release for the payment in a form prescribed by the Committee.

10.08 Governing Law. The Plan will be governed by the laws of the State of Georgia.

                                   ARTICLE 11
                                CLAIMS PROCEDURE

Any Participant, Beneficiary or authorized representative ("Claimant") may file a claim for benefits under the Plan by submitting a written statement to the Committee. The statement should describe the nature of the claim and request a determination of its validity under the terms of the Plan. Within ninety (90) days after the date the Committee receives such claim, the Committee will issue a ruling. If special circumstances require an extension of time for processing, the Committee will send the Claimant written notice of the extension prior to the termination of the 90-day period. In no case, however, will the extension of time delay the Committee's decision beyond 180 days after the Committee received the claim.

If the claim is denied in whole or in part, the Committee will send the Claimant written notice. The notice will be written in a manner calculated to be understood by the Claimant and contain:

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(1)   The specific reason(s) for denial;

(2) Specific reference to the pertinent Plan provisions on which the denial is based;

(3) A description of any additional material or information necessary for the Claimant to perfect the claim and an explanation of why such material or information is necessary; and

(4) An explanation of the Plan's claims review procedures and the time limits applicable to such procedures, including a statement of the Participant's right to bring a civil action under section 502(a) of ERISA following a denial of the claim upon appeal.

If a claim for benefits has been denied, a Claimant may appeal the denial by resubmitting a written statement to the Committee. The Claimant should request further review of the decision within sixty (60) days of the date the Claimant receives notice of a denial. The Claimant's written appeal should set forth the reasons supporting the claim, the reasons such claim should not have been denied, and any other issues or comments which the Claimant deems appropriate with respect to the claim. If the Claimant so requests in writing, the Committee will make copies of the Plan documents pertinent to the claim available to the Claimant for examination.

Within sixty (60) days after the appeal is received, the Committee will notify the Claimant in writing of its final decision. If special circumstances require an extension of time for processing, the Committee will send the Claimant written notice of the extension prior to the termination of the 60-day period. In no case, however, will the extension of time delay the Committee's decision on such appeal request beyond 120 days following receipt of the actual request.

The Committee's written notice of its decision on appeal will include specific reasons for the decision, written in a manner calculated to be understood by the Claimant, with specific references to the pertinent Plan provisions on which the decision is based, and a statement that the Participant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the Participant's claim for benefits. The Committee's decision on appeal may be reviewed by the Executive Committee, which will have the right to overrule the Committee.

Any suit for benefits must be brought within one year after the date the Committee or the Executive Committee has made a final denial of a claim for benefits. Notwithstanding any other provision of the Plan to the contrary, any suit for benefits must be brought within two years after, in the case of any lump-sum payment, the date on which the payment was made or for all other claims, the date on which the action complained of occurred.


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                                   ARTICLE 12
                                   DEFINITIONS

401(k) Benefits means the benefits described in Article 4.

401(k) Plan means the Fortis 401(k) Plan, as amended, renamed, and restated effective as of January 1, 2001, or the successor to such plan.

ABIG Plan means the American Bankers Insurance Group, Inc. Retirement Plan. The ABIG Plan was merged into the predecessor to the Fortis Pension Plan as of November 30, 1999, but a separate ABIG benefit structure was maintained under the predecessor to the Fortis Pension Plan, and continues to be maintained under such Plan. Any references in this Plan document to participation in the "ABIG Plan" as of December 31, 2000 shall mean that a person was covered as of such date under the separate ABIG benefit structure under the predecessor to the Fortis Pension Plan.

Account means the bookkeeping account established for each Participant under this Plan for purposes of the 401(k) Benefit. Each Account will reflect the amount of 401(k) Benefits credited under the Plan on a Participant's behalf, plus any income or loss on those amounts.

Affiliate means the Company and any corporation that is a member of the Company's controlled group of corporations (as defined in Code Section 414(b)) that includes the Company, any trade or business that is under common control (as defined in Code Section 414(c)) with the Company, any organization that is a member of an affiliated service group (as defined in Code Section 414(m)) that includes the Company, and any other entity required to be aggregated with the Company pursuant to regulations under Code Section 414(o).

Annual Compensation means "Annual Compensation" as defined in the applicable Qualified Plan.

Beneficiary means, for purposes of Pension Benefits, the Participant's beneficiary under the Pension Plan and, for purposes of 401(k) Benefits, his beneficiary under the 401(k) Plan. The Committee, in its sole discretion, may also permit a Participant to designate a different Beneficiary to receive benefits under this Plan.

Code means the Internal Revenue Code of 1986, as amended.

Committee means the Fortis, Inc. Benefit Plans Committee.

Company means Fortis, Inc. or any Affiliate with employees covered under the applicable Qualified Plan.

Disability means a disability recognized under the terms of the Pension Plan.

Effective Date means January 1, 2001.

Employee means any person employed by the Company or an Affiliate who participates in the Pension Plan and/or the 401(k) Plan.

Employer means the Company or any Affiliate that has one or more of its Employees participating in the Plan.

Employer Matching Contribution means "Employer Matching Contribution" as defined in Article 2 of the 401(k) Plan.

Executive Compensation means amounts that would be taken into account as Annual Compensation, disregarding the compensation limit under Code Section 401(a)(17); provided, however, that (i) Executive Compensation shall include any short-term incentive compensation component deferred under the Fortis Incentive Plan, with such amount to be included in Executive Compensation in the year of deferral rather than the year of payment to the Participant; and (ii) Executive Compensation shall exclude any amounts previously deferred under a non-qualified deferred compensation plan.

Notwithstanding the foregoing, Executive Compensation shall be subject to the following additional rules:

(a) For a Pension Equity Plan Participant, Executive Compensation prior to January 1, 2001, shall be capped at the following level for each applicable year:

                      YEAR                 DOLLAR LIMIT
                      ----                 ------------
                      1990                   209,200
                      1991                   222,220
                      1992                   228,860
                      1993                   235,840
                      1994                   242,280
                      1995                   247,530
                      1996                   255,300
                      1997                   262,704
                      1998                   267,313
                      1999                   270,000
                      2000                   275,000

and



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(b)   For a Fortis Prior Retirement Formula Participant, Executive Compensation
      prior to January 1, 2001 shall be capped at the levels specified in the immediately preceding clause (a). Executive Compensation after 2000 and prior to January 1, 2004, shall be capped at the following level for each applicable year:

                      YEAR                 DOLLAR LIMIT
                      ----                 ------------
                      2001                   285,000
                      2002                   295,000
                      2003                   320,000

      Executive Compensation as of January 1, 2004, shall be capped at the annual figure obtained by increasing the amount of $320,000 by the Social Security Administration Cost of Living Adjustment published in October 2003. The cap on Executive Compensation as of each January 1 thereafter shall similarly be adjusted by the Social Security Administration Cost of Living Adjustment published the preceding October.

Executive Committee means the committee consisting of the Company's Chief Executive Officer and such other members designated by the Chairman.

Fortis Prior Retirement Formula Participant means a Participant in this Plan who
(i) as of December 31, 2000, was a Participant in the Fortis, Inc. Employees' Uniform Retirement Plan; and (ii) did not elect to have his or her accrued benefit under the Pension Plan determined after December 31, 2000, as a pension equity benefit under the Pension Plan. Notwithstanding the foregoing, a Fortis Prior Retirement Formula Participant who terminates employment with the Employer on or after January 1, 2001 and is later rehired by the Employer, shall, upon his or her rehire, be considered a Pension Equity Plan Participant rather than a Fortis Prior Retirement Plan Participant.

Participant means an Employee who has Executive Compensation in excess of the Code Section 401(a)(17) limits.

Pension Benefits means the benefits described in Article 3.

Pension Equity Plan Participant means the following categories of Participants:

(a) a Participant in this Plan who both (i) as of December 31, 2000, was a Participant in either the Fortis, Inc. Employees' Uniform Retirement Plan or the ABIG Plan; and (ii) elected to have his or her accrued benefit under the Pension Plan determined after December 31, 2000, as a pension equity benefit under the Pension Plan;

(b) a Participant in this Plan who was first employed by an Employer on or after January 1, 2001; and

(c) a Participant in this Plan who was rehired by an Employer on or after January 1, 2001.

Pension Plan means the Fortis Pension Plan, as amended, renamed and restated effective as of January 1, 2001, or the successor to such plan.

Plan means the Fortis Executive Pension and 401(k) Plan set forth in this document, including any subsequent amendments to the Plan, or the successor to the Plan.

Plan Year means the calendar year.

Qualified Plans means respectively, the Pension Plan and the 401(k) Plan.

Retirement means the date on which a Participant terminates employment on account of reaching his Retirement Date under the Pension Plan or the 401(k) Plan, as applicable.

Year of Eligibility Service means "Year of Eligibility Service" as defined in the Pension Plan.

Year of Vesting Service means "Year of Vesting Service" as defined in the Pension Plan or the 401(k) Plan, as applicable.



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                                  CERTIFICATION

      The undersigned hereby certifies that this document represents the currently effective version of the Fortis Pension and 401(k) Plan.


                                         /s/ Sheila M. Sweeney
                                         ------------------------------------
                                         Sheila M. Sweeney, on behalf of the
                                         Fortis, Inc. Benefit Plans Committee



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